As filed with the Securities and Exchange Commission on November 2, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TALON 1 ACQUISITION CORP.

(Exact Name of Registrant as specified in its charter)

Cayman Islands	98-1598139
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 630, Coral Gables, FL 33134 (Address of principal executive office)	33134 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-half Warrant	Nasdaq Stock Market
Class A Ordinary Shares, par value $0.0001 per share	Nasdaq Stock Market
Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-260305

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares, of Talon 1 Acquisition Corp. (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-260305), originally filed with the Securities and Exchange Commission on October 18, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission October 18, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-260305), filed with the Securities and Exchange Commission on October 18, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TALON 1 ACQUISITION CORP.

By:	/s/ Edward J. Wegel
Edward J. Wegel
Chief Executive Officer

Date: November 2, 2021